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                                                                     EXHIBIT 3.3

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 02:00 PM 04/26/2000
                                                             001214114 - 3219070

                                STATE OF DELAWARE
                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

            FIRST: The name of the limited liability company is BFS, LLC.

            SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington.

            The name of its Registered agent at such address is The Corporation Trust Company.

            THIRD: (Use this paragraph only if the company is to have a specific effective date of dissolution.) "The latest date on which the limited liability company is to dissolve is _________."

            FOURTH: (Insert any other matters the members determine to include herein.)

            In Witness Whereof, the undersigned have executed this Certificate of Formation of BFS, LLC this 26th day of April, 2000.

                                                2800 CORPORATION

                                                By: /s/ Michael H. Brown
                                                    -------------------------
                                                    Authorized Person(s)

                                                NAME: Michael H. Brown,
                                                      Vice President